EXHIBIT 10.2

MULTI-FINELINE ELECTRONIX, INC.

1994 Stock Plan

(Amended December 14, 1996)

(Amended June 30, 1997)

1.	Purpose. The purpose of this 1994 Stock Plan (the “Plan”) is to advance the interests of Multi-Fineline Electronix, Inc., a California corporation (“M-Flex”), and its shareholders by offering to those employees and directors of M-Flex and its subsidiaries who will be responsible for the long-term growth of M-Flex’s earnings the opportunity to acquire or increase their equity interests in M-Flex, thereby achieving a greater commonality of interest between shareholders, employees and directors, enhancing M-Flex’s ability to retain and attract both highly qualified employees and directors and providing an additional incentive to such employees to achieve M-Flex’s long-term business plans and objectives.

2.	Award Opportunities. Awards (individually, an “Award”; collectively, the “Awards”) under the Plan may be granted in the form of (a) incentive stock options to acquire shares of common stock, no par value per share of M-Flex (the “Common Stock”), as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) nonqualified stock options to acquire Common Stock, (c) Common Stock that is restricted and must be purchased by the employee or director (the “Restricted Common Stock”) and (d) stock appreciation rights (“SARs”).

Incentive and nonqualified stock options shall hereinafter be referred to individually as an “Option” and collectively as “Options” in the Plan.

3.	Administration.

(A)	Committee. The Plan shall be administered by M-Flex’s Board of Directors (the “Board”) or by a committee (the “Committee”) of the Board authorized by the Board. The Committee shall consist of no more than three directors of M-Flex who shall be appointed, from time to time, by the Board. Whether or not M-Flex has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) only directors who, at the time of service, qualify as “disinterested persons” within the meaning of Rule 16b-3 under the Exchange Act shall be members of the Committee and (ii) all references in the Plan to the Board shall refer only to the Committee.

(B)

Authority. The Board, or the Committee, to the extent the Board has delegated such authority to the Committee, shall have full and final authority with respect to the Plan (i) to interpret all provisions of the Plan consistent with law; (ii) to determine the individuals who will receive Awards; (iii) to determine the frequency of grant of Awards; (iv) to determine the type of, the number of shares of Common Stock subject to, and the exercise period and price of each Option to be granted to each eligible individual; (v) to determine the number and the purchase price of shares of Restricted Common Stock to be granted to each individual; (vi) to prescribe the form and terms of instruments evidencing any Award granted under the Plan; (vii) to determine when SARs may be exercised or; (viii) to determine the term of the restricted period and other conditions applicable to Restricted Common Stock; (ix) to adopt, amend and rescind general and special rules and regulations for the Plan’s administration; and (x) to make all other determinations necessary or advisable for the administration of the Plan. The Board may, with the consent of the person who has been granted an Award under the Plan, amend the instrument regarding such Award consistent with the provisions of the Plan.

(C)	Indemnification. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith. The members of the Board and the Committee shall be indemnified by M-Flex for any acts or omissions in connection with the Plan to the full extent permitted by California and Federal laws.

4.	Eligibility. Participation in the Plan shall be determined by the Board and shall be limited to employees or non-employee advisors, consultants, and directors of M-Flex and its subsidiaries (individually, a “Participant”; collectively, the “Participants”). An individual who owns five percent or more of the shares of Common Stock issued and outstanding on the date of grant of an Award may not be a Participant. The Company’s executive officers, as a group, are not eligible to receive Awards, which, in the aggregate, constitute Options to purchase more than 58,325 shares of Common Stock (or such other number that is greater than 50% of the number of shares of Common Stock subject to the Plan, as set forth in Section 5, below).

5.	Stock Subject to Plan. Subject to adjustments as provided in Section 9(A) hereof, the aggregate amount of Common Stock as to which Awards may be granted under the Plan shall not exceed 136,650 shares and may be authorized but unissued shares or treasury shares.

The Board shall maintain records showing the cumulative number of shares of Common Stock underlying outstanding Options, the number of shares of Restricted Common Stock and the applicable restricted periods under the Plan, and the number of shares of Common Stock delivered in settlement of any other Award under the Plan.

If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, if any shares of Common Stock to be issued pursuant to an Award are not issued for any reason, of if any shares of Restricted Common Stock granted under the Plan are forfeited to M-Flex, then the shares of Common Stock underlying the unexercised portion of such expired or terminated Option and by the unissued portion of such Award and the shares of forfeited Restricted Common Stock shall again become available for the purposes of the Plan. In addition, any shares of Common Stock that are used as full or partial payment by a Participant of the exercise price of an Option shall be available for Awards under the Plan as shall any shares of Common Stock that are withheld in payment of tax withholding obligations of a Participant (as provided in Section 9(E)).

6.	Options.

(A)	Allotment of Shares. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to Participants at such times as it deems appropriate following adoption of the Plan by the Board, Options to purchase Common Stock, subject to approval of the Plan by M-Flex shareholders, but in no event may any Participant be granted an Option to purchase more than 34,163 shares of Common Stock (or such other number that is greater than 25% of the number of shares of Common Stock subject to the Plan, as set forth in Section 5, above).

Options may be allotted to Participants in such amounts, subject to the limitations specified in this Section, as the Board, in its sole discretion, may from time to time determine. Notwithstanding the foregoing, a non-employee advisor, consultant, or director shall not be eligible to be granted an incentive stock option pursuant to the Plan, but shall be eligible to be granted any other form of Award available under the Plan.

(B)	Exercise Price. The price per share at which each non-qualified option granted under the Plan may be exercised shall not, as to any particular nonqualified option, be less than eighty–five percent (85%) nor more than one hundred percent (100%) of the fair market value of one share of Common Stock at the time such non-qualified option is granted; provided, however, that the exercise price for any share of Common Stock underlying any Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code shall be not less than one hundred percent (100%) of the fair market value of one share of Common Stock at the time such Option is granted.

If the Common Stock listed on a national securities exchange or the high and low selling prices thereof are reported on NASDAQ at the time an Option is granted, then the fair market value of one share of Common Stock shall be the average of the highest and lowest selling prices of the Common stock as reported by such exchange or as reported on NASDAQ on the date such Option is granted or, if there were no sales of Common Stock on said date, then on the next prior business day on which there were sales of Common Stock. If the Common Stock is traded other than on a national securities exchange or the high and low selling prices thereof are not reported on NASDAQ at the time an Option is granted, then the fair market value of one share of Common Stock shall be the average between the bid and asked price of a share of Common Stock on the date the Option is granted as reported on NASDAQ or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Board shall make a good faith determination of the fair market value of one share of Common Stock using any reasonable method of valuation. Notwithstanding the above, the exercise price of any Option shall not be less than the net book value of the Common Stock on the date of grant of an Award. Unless another date is specified by the Board, the date on which the Board approves the granting of an Option shall be deemed the date on which the Option is granted.

(C)	Option Period. An Option granted under the Plan shall terminate, and the right of the Participant (or the Participant’s estate, personal representative, or beneficiary) to exercise the Option shall expire, on the date determined by the Board at the time the Option is granted (the “Termination Date”). No incentive stock option shall be exercisable more than ten (10) years after the date on which it was granted, and no nonqualified stock option shall be exercisable more than ten (10) years and one (1) day after the date on which it was granted.

(D)	Vesting; Exercise of Options. Except as set forth in Subsection (1), below, no Option may be exercised before the first anniversary of its grant (or the second anniversary of its grant if such Option had been granted to a Participant who had served in an eligible capacity (as referenced in Section 4, above) for a continuous period of less than one year prior to such grant date).

(1)	By a Participant During Continuous Employment or Service.

Notwithstanding the above, an Option will become exercisable in full at the earlier to occur of (a) the closing of a business combination transaction, wherein M-Flex is not the survivor or (b) the closing of a business combination transaction, wherein M-Flex is the survivor, provided that a class of equity securities of such acquired party is then publicly traded and, accordingly, such party is then subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act or then provides current public information through its market makers pursuant to Rule 15c2-11 promulgated under the Exchange Act.

A Participant who has been continuously employed by M-Flex or a subsidiary or in continuous service as a non-employee advisor, consultant, or director since the date of Option grant is eligible to exercise all Options that become exercisable, as provided in the immediately preceding paragraph, up to the Termination Date of such Options and within the guidelines established by Section 6(F). The Board will decide in each case, subject to the limitations set forth in Section 422 of the Code applicable to incentive stock options, to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not, for this purpose, be deemed interruptions of continuous employment or service as a non-employee advisor, consultant, or director.

(2)	By a Former Employee or Advisor, Consultant, or Director.

Participants who terminate employment with M-Flex or cease their services as a non-employee advisor or consultant of M-Flex or its subsidiaries for reasons other than retirement, permanent, and total disability or death, must exercise all Options previously awarded, provided that such Options are fully exercisable as provided in Section (D)(1) above, within three (3) months after such termination and within the guidelines established by Section 6(F) (but no later than the Termination Date of the Options); provided, however, that for participants who cease their services as a non-employee director of M-Flex or its subsidiaries for any reason (other than removal as a director pursuant to California Corporations Code Section 304, in which event the Options may be exercised only until such removal has become effective), the period in which their Options may be exercised shall be extended until three (3) months after their Options become exercisable in accordance with the provisions of Section (D)(1) above (but no later than the Termination Date of the Options). An Option may be exercised only for the number of Shares for which it could have been exercised at the time the Participant terminated employment or ceased service as a non-employee advisor, consultant, or director with M-Flex or a subsidiary. Failure to exercise all Options within the designated time period will result in their termination.

(3)	In Case of Retirement.

Upon retirement (as hereafter defined), the non-qualified stock options of a Participant must be exercised within one (1) year of such retirement and the incentive stock Options must be exercised within three (3) months of such retirement and within the guidelines established by Section 6(F) (but no later than the Termination Date of such Option) and, provided that such Options are fully exercisable as provided in Section (D)(1) above. For purposes of the Plan, “retirement” shall mean that the Participant on the date of termination of employment, cessation in the performance of services in the case of a non-employee advisor or consultant, or cessation in service on the Board in the case of a non-employee director has attained age 65 with five years of continuous employment with M-Flex and its subsidiaries or five years of service in the case of a non-employee advisor or director or five years of service on the Board in the case of a non-employee director. If the Participant should die within the one (1) year or three (3) month period following retirement, as applicable, the provisions contained in Section 6(D)(5) shall apply.

(4)	In Case of Permanent and Total Disability.

If a Participant who was granted an Option terminates employment with M-Flex and its subsidiaries, ceases performance of services in the case of a non-employer advisor or consultant, or ceases service on the Board in the case of a non-employee director because of permanent and total disability provided that such Options are fully exercisable as provided in Section (D)(1) above, all nonqualified stock options previously awarded must be exercised within one (1) year of such termination or cessation and all incentive stock options must be exercised within one (1) year of such termination, subject to the guidelines established by Section 6(F) (but no later than the Termination Date of such Option). If the Participant should die during such one (1) year period, as applicable, the provisions contained in Section 6(D)(5) shall apply.

(5)	In Case of Death.

If a Participant who was granted an Option dies while employed by M Flex or a subsidiary, while providing services in the case of a non-employee advisor or consultant, or while serving on the Board in the case of a non-employee director, or during the one (1) year or three (3) month period following retirement or during the one (1) year period following termination of employment, cessation in the performance of services in the case of a non-employee advisor or consultant, or cessation in service as a member of the Board in the case of a non-employee director due to permanent and total disability, provided that such Options are fully exercisable as provided in Section (D)(1) above, shall be exercisable, all Options previously awarded must be exercised no later than the Termination Date of such Option by the Participant’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance and within the guidelines established by Section 6(F).

(6)	Termination of Options.

An Option granted under the Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, it can no longer be exercised for the Common Stock originally subject to the Option.

(E)	Manner of Exercise and Payment.

(1)	Exercise.

Each option granted under the Plan shall be deemed exercised to the extent that the Participant shall deliver to M-Flex written notice of the number of full shares of Common Stock underlying the whole or that portion of the Option then being exercised. The Participant shall at the same time tender to M-Flex payment in full for such shares, which payment may be in cash or, subject to Section 6(E)(2), in previously issued shares of Common Stock or partly in cash and partly in previously issued shares of Common Stock, and shall comply with such other reasonable requirements as the Board may establish, pursuant to Section 9(C). These provisions shall not preclude exercise of an Option, or payment of the exercise price thereunder, by any other proper legal method specifically approved by the Board.

Subject to California law, no person, estate, or other entity shall have any of the rights of a shareholder with reference to Shares subject to an Option until a certificate representing the shares of Common Stock has been delivered.

An Option granted under the Plan may be exercised for any lesser number of whole Shares than the full amount for which it could then be exercised; provided, however, that the Board may require, in the agreement evidencing an Option, any partial exercise to be with respect to a specified minimum number of shares of Common Stock. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan for the remaining shares of Common Stock underlying the Option.

(2)	Payment in Shares of Common Stock.

The value of shares of Common Stock delivered for payment of the exercise price of an Option shall be the fair market value of the Common Stock determined as provided in Section 6(B) on the date the Option is exercised. If certificates representing shares of Common Stock are used to pay all or part of the exercise price of an Option, separate certificates shall be delivered to M Flex representing the number of shares of Common Stock so used, and an additional certificate or certificates shall be delivered to the Participant representing the additional shares of Common Stock to which the Participant is entitled as a result of exercise of the Option. Notwithstanding the foregoing and the provisions of Section 6(E)(1), the Board, in its sole discretion, may refuse to accept shares of Common Stock delivered for payment of the exercise price, in which event any certificates representing such shares of Common Stock that were actually received by M-Flex with the written notice of exercise shall be returned to the exercising Participant, together with notice by M-Flex of the refusal of M-Flex to accept such shares of Common Stock as partial or full payment of the exercise price.

In the event Shares are delivered for payment of the exercise price of such Option as herein provided, then, at the discretion of the Board, the Participant may be granted an Option to purchase that quantity of Common Stock equal to the quantity of Common Stock delivered in partial or full payment of the exercise price, with an exercise price equal to the current fair market value of such Common Stock, and with a term of such Option extending to the expiration date of the Option for which partial or full payment of the exercise price thereof was accomplished by delivery of previously issued shares of Common Stock.

(3)	Loans.

M-Flex may make loans to Participants or their respective lawful successors as the Board, in its discretion, may determine (including a grantee who is a director or officer of M-Flex) in connection with the exercise of Options granted under the Plan; provided, however, that the Board shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a “modification” (as defined in Section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board shall determine at the time the loan is made as are not inconsistent with the Plan. Such loans shall bear interest at such rates as the Board shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares of Common Stock underlying the Option, or portion thereof, exercised by the Participant. No loan shall have an initial term exceeding five (5) years, but any such loan may be renewable at the discretion of the Board. At the time a loan is made, Common stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the Holder to M-Flex as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations, and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(4)	Award of Cash or Shares of Common Stock in Lieu of Exercise.

The Board may elect, in lieu of accepting payment of the exercise price of an Option and delivering any or all shares of Common Stock as to which an Option has been exercised, to pay the Participant an amount in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, equal to the amount by which the fair market value (determined as provided in Section 6(B)) on the date of exercise of the Option the exercise price that would otherwise be payable by the Participant for such shares of Common Stock. Subject to any then-current agreements with any third parties, the Board may also permit a Participant simultaneously to exercise an Option and sell the shares of Common Stock acquired upon exercise, pursuant to a brokerage arrangement, approved in advance by the Board, and use the proceeds from such a sale as payment of the exercise price of such Option.

(5)	Persons Subject to Section 16 of the Exchange Act.

Participants who are subject to Section 16 of the Exchange Act are hereby advised that reliance on Rule 16b-3 may require that any equity security of M-Flex acquired upon exercise of an Option by such person be held at least until the date six months after the date of grant of the Option.

(F)	Limitations on Exercise. In the case of Options intended to be incentive stock options, the aggregate fair market value, determined as of the date of grant, of the shares of Common Stock underlying such Options that are exercisable for the first time by a Participant shall be limited to $100,000 per calendar year.

Nonqualified stock options may be exercised by a Participant without regard to the foregoing limitation, but subject to the requirement of Section 6(D).

7.	Stock Appreciation Rights.

(A)	Granting of Stock Appreciation Rights. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to eligible employees or non-employee advisors, consultants, or directors at such times as it deems appropriate following adoption of the Plan by the Board, SARs, subject to approval of the Plan by M-Flex Shareholders.

(B)	Stock Appreciation Rights. An SAR is a right to receive the following amount of appreciation—an amount equal to (or if the Board shall determine at the time of grant, less than) the excess of the fair market value of one share of Common Stock on the exercise date over the fair market value of one share of Common Stock on the date of grant of the SAR, or such other price as set by the Board, multiplied by the number of shares of Common Stock with respect to which the SAR shall have been exercised.

(C)	Terms of Grants. An SAR may be granted in tandem with, in addition to, or completely independent of an Option or any other Award under the Plan.

(D)	Manner of Exercise. An SAR may be exercised by a Participant in accordance with procedures established by the Board, and an SAR shall be exercisable as provided by the Board on the date of grant. The Board may also provide that an SAR shall be automatically exercised on one or more specified dates. Notwithstanding the foregoing, all SARs shall be automatically exercised as of the end of the month in which the Participant’s employment terminates or services as a non-employee advisor, consultant, or a director cease due to death, permanent, and total disability or retirement.

(E)	Form of Payment. Payment upon exercise of an SAR may be made in cash or in shares of Common Stock, or any combination thereof, as the Board shall determine.

(F)

Persons Subject to Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act are hereby advised that, unless the date of exercise of an SAR is automatic or fixed in advance under the Plan and is outside the control of the Participant, reliance on Rule 16b-3 with respect to cash settlements of SARs requires that (1) M-Flex on a regular basis publicly releases for publication quarterly and annual summary statements of sales and earnings and (2) exercises of SARs resulting in full or partial cash settlements must occur only during the period beginning with the third business day and ending on the twelfth (12th) business day following release of such information.

8.	Restricted Common Stock.

(A)	Granting of Restricted Common Stock. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to eligible employees or non-employee advisors, consultants, or directors at such times as it deems appropriate following adoption of the Plan by the Board, the right to purchase shares of Restricted Common Stock, subject to approval of the Plan by M-Flex shareholders.

(B)	Price of Restricted Common Stock. The price at which Restricted Common Stock may be purchased by a Participant under the Plan shall be determined by the Board and shall not be less than one cent ($.01) per share. If the Board determines that the price per Share shall be the fair market value of a Share, fair market value shall be determined as provided in Section 6(B) hereof. The purchase price per share of Restricted Common Stock as to any particular Restricted Common Stock grant shall also be known as the “Initial Price Per Share.”

(C)	Terms of Restricted Common Stock. At the time of a Restricted Common Stock grant, the Board shall establish a period of time (the “Restricted Period”) applicable to the Restricted Common Stock, which shall not be more than ten (10) years from the date of grant. Each grant of Restricted Common Stock may have a different Restricted Period. The Board may in its sole discretion, at the time of the grant of Restricted Common Stock is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse of termination of restrictions upon the satisfaction of other conditions with respect to all or any portion of the Restricted Common Stock. The Board may also, in its sole discretion, at any time shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the shares of Restricted Common Stock.

Unless another date is specified, the date on which the Board approves the grant of Restricted Common Stock shall be deemed the date on which the Restricted Common Stock is granted.

In order for Participant to exercise his right to purchase shares of Restricted Common Stock under a grant (unless that payment date is further extended by the Board), within thirty (30) days after the date of grant, such Participant shall execute, retroactive to the date of such grant, an agreement reflecting the number of shares the Participant is purchasing and the conditions imposed upon the purchase of such shares as determined by the Board.

As payment for the purchase price of the Restricted Common Stock, the Participant may tender to M-Flex payment in cash, in previously issued shares of Common Stock (taken at their fair market value on the date the Restricted

Common Stock is granted determined as provided in Section 6(B)) or partly in cash and partly in previously issued shares of Common Stock and shall comply with such other reasonable requirements as the Board may establish, pursuant to this Section 8(C). Notwithstanding the foregoing, the Board, in its sole discretion, may refuse to accept shares of Common Stock in payment of the purchase price, in which event any certificates representing such shares of Common Stock that were actually received by M-Flex as attempted payment for the Restricted Common Stock shall be returned to the Participant, together with notice by M-Flex of the refusal of M-Flex to accept such shares of Common Stock as partial or full payment for the Restricted Common Stock.

A stock certificate representing the number of shares of Restricted Common Stock granted to and purchased by a Participant shall be registered in the Participant’s name but shall be held in custody by M-Flex for the Participant’s account. The Participant shall have the rights and privileges of a shareholder as to such shares of Restricted Common Stock, including the right to vote such shares, except that (i) the Participant shall not be entitled to delivery of such certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, (ii) none of the Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Board, and (iii) all of the Restricted Common Stock shall be forfeited and all rights of the Participant to such Restricted Common Stock shall terminate without further obligation on the part of M-Flex (except for the obligation of M-Flex to purchase the Restricted Common Stock from the Participant at the Initial Price Per Share) in the event the Participant has not remained in the continuous employment of M-Flex or a subsidiary or in continuous service as a non-employee advisor, consultant, or a director until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board applicable to such Restricted Common Stock. The Board shall decide in each case to what extent leaves of absence for government or military service, illness, temporary disability or other reasons shall not, for this purpose, be deemed interruption of continuous employment or service as a non-employee advisor, consultant, or director. If the Participant’s continuous employment or service as a non-employee advisor, consultant, or director should be terminated or cease because of death, permanent, and total disability or retirement, the provisions contained in Section 8(D) shall apply.

At the discretion of the Board, cash and stock dividends may be either currently paid or withheld by M-Flex for the Participant’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board.

Each certificate evidencing shares of Restricted Common Stock shall be inscribed with a legend substantially as follows:

“The shares of common stock of Multi-Fineline Electronix, Inc., evidenced by this certificate are subject to the terms and restrictions of the Multi-Fineline Electronix, Inc., 1994 Stock Plan. Such shares are subject to forfeiture or cancellation under the terms of said Plan and shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Multi-Fineline Electronix, Inc., upon request.”

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board or at such earlier time as provided for in Section 9(D), the restrictions applicable to the shares of Restricted Common Stock shall lapse and a stock certificate for the number of shares of Restricted Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. M-Flex shall not be required to deliver any fractional shares but will pay, in lieu thereof, the fair market value (determined in accordance with Section 6(B) as of the date the restrictions lapse) of such fractional shares to the Participant.

(D)	Termination of Employment. All rights to the shares of Restricted Common Stock shall be forfeited if the Participant terminates employment with M-Flex and its subsidiaries or ceases to serve on the Board for any reason except for death, permanent and total disability or retirement prior to the expiration of the restrictions on such Shares and such forfeited shares shall be purchased by M-Flex at the Initial Price Per Share within a reasonable time period established by the Board. Any attempt to dispose of any such shares in contravention of the foregoing restrictions shall be null and void and without effect.

If a Participant who has been in the continuous employ of M-Flex or a subsidiary since the date on which the Restricted Common Stock was granted dies, becomes permanently and totally disabled, or retires while in such employment and prior to the lapse of the restrictions on the Restricted Common Stock, all such restrictions shall lapse and cease to be effective as of the end of the month in which the Participant’s employment terminates due to death, permanent and total disability, or retirement.

(E)	Persons Subject to Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act are hereby advised that reliance on Rule 16b-3 may require that any equity security of M-Flex acquired upon exercise of Restricted Common Stock by such person be held at least until the date six months after the date of grant of the Restricted Common Stock.

9.	Other Provisions.

(A)

Adjustment of Shares. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares of M-Flex or other securities of M-Flex by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of Shares, or issuance or exorcise of warrants or rights, the Board shall make an appropriate and equitable adjustment in the number and kind of Common Stock subject to outstanding Awards, or portions thereof then unexercised, and the number and kind of Common Stock subject to the Plan to the end that after such event the Common Stock subject to the Plan and the Participant’s right to a proportionate interest in M-Flex shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award shall be made without change in the total price applicable to the Award or the unexercised portion of any Award (except for any change in the total price resulting from rounding off quantities or prices of Common Stock) and with any necessary corresponding adjustment in exercise price. Any such adjustment made by the Board shall be final and binding upon all Participants, M-Flex and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code. The Board, in its sole discretion may at any time make or provide for such adjustments to the Plan or any Award granted thereunder as it shall deem appropriate to prevent the reduction or enlargement of rights, including adjustments in the event of changes in the outstanding common stock by reason of mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations, issuance, or exercise of warrants or rights and the like in which M-Flex is not the sole surviving successor to the assets or business of M-Flex immediately prior thereto. In the event of any offer to shareholders of M-Flex generally relating to the acquisition of their shares of Common Stock, the Board may make such adjustments as it deems equitable in respect of outstanding Awards. Any such determination of the Board shall be conclusive.

(B)	Non-Transferability. No Award granted to a Participant under the Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code; provided that transfer pursuant to a qualified domestic relations order shall not be permitted with respect to incentive stock options or in circumstances where such transfer would cause a lapse of restriction for purposes of Section 83 of the Code. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment, or similar process, any Award other than as permitted in the preceding sentence shall give no right to the purported transferee.

(C)

Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no Shares shall be delivered in settlement of any Award and no unrestricted Common Stock shall be issued for Restricted Common Stock under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which M-Flex’s shares may be listed. Any certificate issued to evidence shares of Common Stock for which an Award is exercised or with respect to which Restricted Common Stock restrictions lapse, shall bear such legends and statements as the Board deems advisable in order to assure compliance with Federal and state laws and regulations. No Award shall be exercisable and no Common Stock shall be delivered and no Restricted Common Stock shall be issued under the Plan until M-Flex has obtained consent or approval from such regulatory bodies, Federal or state, having jurisdiction over such matters as the Board may deem advisable.

In the case of the exercise of an Award by a person or estate acquiring the right to exercise such Award by bequest or inheritance or in the case of a person or estate acquiring by bequest or inheritance the right to receive Restricted Common Stock because of the lapse of the restrictions, the Board may require reasonable evidence as to the ownership of the Award, may require such consents and releases of taxing authorities as it may deem advisable.

(D)	No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ of M-Flex or a subsidiary or shall in any way affect the right and power of M-Flex or a subsidiary to terminate the employment of any Participant under the Plan at any time with or without assigning a reason therefor.

(E)	Tax Withholding. The Board shall have the right to deduct from any settlement of an Award, including without limitation the delivery or vesting of Common Stock, made under the Plan any Federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take any such other action as may be necessary in the opinion of the Board to satisfy all obligations for payment of such taxes. If Common Stock that would otherwise be delivered in settlement of the Award are used to satisfy tax withholding, such Common Stock shall be valued based on their Fair Market Value determined in accordance with section 6(B) when the tax withholding is required to be made. Participants who are subject to Section 16 of the Exchange Act are hereby advised that pursuant to Rule 16b-3 thereunder the use of shares to satisfy tax withholding will be treated as the exercise of a Stock Appreciation Right.

(F)	Amendment and Termination. The Board may at any time suspend, amend, or terminate the Plan, and, without limiting the foregoing, the Board shall have the express authority to amend the Plan from time to time, with or without approval by the shareholders, in the manner and to the extent that the Board believes is necessary or appropriate in order to cause the Plan to conform to provisions of Rule 16b-3 under the Exchange Act and any other rules under Section 16 of the Exchange Act, as any of such rules may be amended, supplemented, or superseded from time to time. Except for adjustments made in accordance with Section 9(A), the Board may not, without the consent of the grantee of the Award, alter or impair any Award previously granted under the Plan. No Award may be granted during any suspension of the Plan or after termination thereof.

In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to Participants; (ii) increase the number of shares of Common Stock deliverable under the Plan (other than in accordance with the provisions of Section 9(A); or (iii) materially modify the requirements as to eligibility for participation in the Plan, then such amendment shall be approved by the holders of a majority of M-Flex’s outstanding capital stock represented and entitled to vote at a meeting held for the purpose of approving such amendment to the extent required by Rule 16b-3 of the Exchange Act.

(G)	Effective Date of the Plan. The Plan was adopted by the Board and the shareholders holding a majority of M-Flex’s outstanding shares entitled to vote thereon on December 10, 1994. The Plan was amended by the Board as of December 14, 1996. The Plan was amended by the Board and the shareholders holding a majority of M Flex’s outstanding shares entitled to vote thereon as of June 30, 1997.

(H)	Duration of the Plan. Unless previously terminated by the Board, the Plan shall terminate at the close of business on December 9, 2004, and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

(I)	Use of Certain Terms. The terms “parent” and “subsidiary” shall have the meanings ascribed to them in Section 424 of the Code and unless the context otherwise requires, the other terms defined in Section 421, 422, and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.